SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                               FORM 8-K/A (No. 2)



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of report (Date of earliest event reported)           January 27, 1999


                          Health Risk Management, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Minnesota
                 (State of Other Jurisdiction of Incorporation)


           0-18902                                         41-1407404
    (Commission File Number)                (I.R.S. Employer Identification No.)


                            10900 Hampshire Avenue S.
                          Minneapolis, Minnesota 55438
               (Address of Principal Executive Offices) (Zip Code)


                                 (612) 829-3500
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements of Businesses Acquired:

                  (i) Report of Independent Auditors on Financial Statements of Oxford Health Plans (PA), Inc.

                  (ii) Balance Sheets of Oxford Health Plans (PA), Inc. as of December 31, 1998 and 1997

                  (iii) Statements of Operations of Oxford Health Plans (PA), Inc. for the years ended December 31, 1998, 1997 and 1996

                  (iv) Statements of Changes in Shareholder's Equity (Deficit) of Oxford Health Plans (PA), Inc. for the years ended December 31, 1998, 1997 and 1996

                  (v) Statements of Changes in Cash Flows of Oxford Health Plans (PA), Inc. for the years ended December 31, 1998, 1997 and 1996

                  (vi)     Notes to Financial Statements

         (b)      Pro Forma Financial Information:

                  (i)      Pro Forma Combined Balance Sheet of the
                           Registrant and Oxford Health Plans (PA), Inc. as of December 31, 1998

                  (ii) Pro Forma Combined Statement of Operations of the Registrant and Oxford Health Plans (PA), Inc. for the year ended June 30, 1998

                  (iii) Pro Forma Combined Statement of Operations of the Registrant and Oxford Health Plans (PA), Inc. for the six month period ended December 31, 1998

                         Report of Independent Auditors

Board of Directors
Oxford Health Plans (PA), Inc.

We have audited the accompanying balance sheets of Oxford Health Plans (PA), Inc. as of December 31, 1998 and 1997, and the related statements of operations, changes in shareholder's equity (deficit), and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted accounting standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oxford Health Plans (PA), Inc. at December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.


/s/ Ernst & Young LLP
Minneapolis, Minnesota
April 9, 1999

                         OXFORD HEALTH PLANS (PA), INC.
                                 BALANCE SHEETS

                                     ASSETS

                                                                           December 31,
                                                                      1998                1997
                                                                  ------------    ------------
Current assets:
   Cash and cash equivalents                                      $    124,667    $       --
   Premiums receivable                                               4,460,437       6,520,868
   Other receivables                                                   792,200            --
   Accrued investment income                                           135,156         473,693
   Receivable from Parent and affiliates                               650,816            --
   Capital infusion receivable                                            --         7,500,000
                                                                  ------------    ------------
Total current assets                                                 6,163,276      14,494,561

Fixed maturity investments-at fair value
     (amortized cost: $8,380,212 in 1998 and
     $23,310,471 in 1997)                                            8,386,932      23,310,470
Income tax receivable from Parent                                         --         2,597,000
Furniture and equipment, net of
     accumulated depreciation of
     $2,517,383 in 1998 and $2,068,134 in 1997                       1,007,636       1,972,364
                                                                  ============    ============
Total assets                                                      $ 15,557,844    $ 42,593,326
                                                                  ============    ============


                 LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)

Current liabilities:
   Medical claims payable                                         $  7,701,375    $ 34,237,629
   Unearned premiums                                                       203          53,711
   Accounts payable and accrued expenses                               440,092          52,775
   Cash overdraft                                                         --         1,422,569
                                                                  ------------    ------------
Total current liabilities                                            8,141,670      35,766,684

   Amount due to Parent and affiliates                                    --         3,203,863
   Deferred tax liability                                                2,352          76,626
   Surplus note payable                                              5,000,000       5,000,000
                                                                  ------------    ------------
Total liabilities                                                   13,144,022      44,047,173
Shareholder's equity (deficit):
   Common stock, $1 par value
     Authorized-1,000 shares
     Issued and outstanding-1,000 shares                                 1,000           1,000
   Additional paid-in capital                                       24,184,000      14,324,000
   Retained deficit                                                (21,775,546)    (15,921,152)
   Accumulated other comprehensive income:
        Net unrealized gain on fixed
         maturity investments                                            4,368         142,305
                                                                  ------------    ------------
Total shareholder's equity (deficit)                                 2,413,822      (1,453,847)
                                                                  ------------    ------------
Total liabilities and shareholder's equity (deficit)              $ 15,557,844    $ 42,593,326
                                                                  ============    ============


See accompanying notes.

                         OXFORD HEALTH PLANS (PA), INC.
                            STATEMENTS OF OPERATIONS

                                                          Year Ended December 31,
                                              1998                 1997                1996
                                          -------------       -------------       -------------

Revenues:
   Medicaid premium                       $ 133,455,571       $ 111,359,277       $ 101,744,443
   Commercial premium                         7,387,825           4,675,786             827,780
   Net investment income                      1,513,986           1,843,328           1,734,384
   Other revenues                                33,766                --                  --
                                          -------------       -------------       -------------
Total revenues                              142,391,148         117,878,391         104,306,607

Expenses:
   Medicaid capitation                       90,591,297                --                  --
   Medical services                          47,770,958         114,278,703          84,072,756
   Administrative expenses                    9,883,287          21,377,358          18,650,956
                                          -------------       -------------       -------------
Total expenses                              148,245,542         135,656,061         102,723,712
Income (loss) from operations before
  federal income taxes                       (5,854,394)        (17,777,670)          1,582,895
Federal tax expense (benefit)                      --            (2,466,350)          1,069,999
                                          =============       =============       =============
Net income (loss)                         $  (5,854,394)      $ (15,311,320)      $     512,896
                                          =============       =============       =============

See accompanying notes.

                         OXFORD HEALTH PLANS (PA), INC.
             STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY (DEFICIT)

                                                                               Accumulated
                                                              Additional           Other
                                              Common           Paid-in        Comprehensive         Retained
                                              Stock            Capital            Income             Deficit              Total
                                          ------------       ------------      ------------       ------------       ------------
Balance at December 31, 1995              $      1,000       $  6,824,000      $      2,387       $ (1,122,728)      $  5,704,659
   Comprehensive income:
     Net income                                   --                 --                --              512,896            512,896
     Change in net unrealized gain
       (loss) on long-term
       investments, net of income
       tax benefit of $ 21,923                    --                 --             (54,351)              --              (54,351)
     Less: Reclassification
       adjustment for gains included
       in net income, net of income
       tax expense of $ 11,020                    --                 --             (20,467)              --              (20,467)
                                                                                                                     ------------
   Total comprehensive income                                                                                             438,078
                                          ------------       ------------      ------------       ------------       ------------
Balance at December 31, 1996                     1,000          6,824,000           (72,431)          (609,832)         6,142,737
   Comprehensive income:
     Net loss                                     --                 --                --          (15,311,320)       (15,311,320)
     Change in net unrealized gain
       (loss) on long-term
        investments, net of income
        tax expense of $ (116,419)                --                 --             216,208               --              216,208
     Less: Reclassification
       adjustment for gains included
       in net loss, net of income
        tax expense of $ 792                      --                 --              (1,472)              --
                                                                                                                           (1,472)
                                                                                                                     ------------
   Total comprehensive loss                                                                                           (15,096,584)
   Capital contribution                           --            7,500,000              --                 --            7,500,000
                                          ------------       ------------      ------------       ------------       ------------
Balance at December 31, 1997                     1,000         14,324,000           142,305        (15,921,152)        (1,453,847)
   Comprehensive income:
     Net loss                                     --                 --                --           (5,854,394)        (5,854,394)
     Change in net unrealized gain
       (loss) on long-term
       investments, net of  income
       tax expense of $ (54,744)                  --                 --             101,668               --              101,668
     Less: Reclassification
       adjustment for gains included
       in net loss, net of income
       tax expense of $ 129,018                   --                 --            (239,605)              --             (239,605)
                                                                                                                     ------------
   Total comprehensive loss                                                                                            (5,992,331)
   Capital contribution                           --            9,860,000              --                 --            9,860,000
                                          ============       ============      ============       ============       ============
Balance at December 31, 1998              $      1,000       $ 24,184,000      $      4,368       $(21,775,546)      $  2,413,822
                                          ============       ============      ============       ============       ============

See accompanying notes.

                         OXFORD HEALTH PLANS (PA), INC.
                             STATEMENTS OF CASH FLOWS

                                                                       Year Ended December 31,
                                                             1998                1997                1996
                                                         ------------       ------------       ------------
Cash flows from operating activities:
   Net income (loss)                                     $ (5,854,394)      $(15,311,320)      $    512,896
   Adjustments to reconcile net  income (loss) to
         net cash used in operating activities:
       Depreciation and amortization                        1,076,221          1,033,682            807,148
       Realized gain on sale of investments                  (368,623)            (2,264)           (31,487)
       Deferred tax provision                                    --              130,650            400,999
       Changes in assets and liabilities:
            Premiums receivable                             2,060,431         (6,314,435)          (142,035)
            Interest receivable                               338,537           (123,393)           (16,933)
            Other receivables                                (792,200)            75,075            296,312
            Receivable from Parent and affiliates            (650,816)              --                 --
            Income tax receivable from Parent               2,597,000         (2,597,000)              --
            Medical claims payable                        (26,536,254)        15,998,983          3,094,537
            Unearned premiums                                 (53,508)          (248,316)        (6,488,562)
            Accounts payable and accrued expenses             387,317           (125,242)        (1,060,644)
            Income taxes payable                                 --                 --           (1,131,171)
                                                         ------------       ------------       ------------
   Net cash used in operating activities                  (27,796,289)        (7,483,580)        (3,758,940)
                                                         ------------       ------------       ------------

Cash flows from investing activities:
   Furniture and equipment purchases                         (111,493)          (547,288)        (1,802,952)
   Proceeds from sales of investments                      27,672,105         13,143,159          7,098,780
   Purchases of investments                               (12,373,224)       (12,902,567)       (12,556,390)
                                                         ------------       ------------       ------------
Net cash provided (used in) by investing activities        15,187,388           (306,696)        (7,260,562)
                                                         ------------       ------------       ------------

Cash flows from financing activities:
   Capital contribution received                           17,360,000               --                 --
   Change in due to Parent and affiliates                  (3,203,863)        (9,756,132)        11,909,089
   Proceeds from issuance of surplus note                        --            5,000,000               --
   Principal payments on capital lease obligations               --                 --             (175,561)
   Cash overdraft                                          (1,422,569)         1,422,569               --
                                                         ------------       ------------       ------------
Net cash provided by (used in) financing activities        12,733,568         (3,333,563)        11,733,528
                                                         ------------       ------------       ------------

Net change in cash and cash equivalents                       124,667        (11,123,839)           714,026
Cash and cash equivalents at beginning of year                   --           11,123,839         10,409,813
                                                         ------------       ------------       ------------

Cash and cash equivalents at end of year                 $    124,667       $       --         $ 11,123,839
                                                         ============       ============       ============

See accompanying notes.

                         OXFORD HEALTH PLANS (PA), INC.
                          Notes to Financial Statements
                                December 31, 1998

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations
Oxford Health Plans (PA), Inc. (the Plan) was incorporated in the Commonwealth of Pennsylvania on July 16, 1992. It is a wholly-owned subsidiary of Oxford Health Plan, Inc. (Parent). The Certificate of Authority to operate the Health Maintenance Organization ("HMO") in the Commonwealth of Pennsylvania was received on May 13, 1993. On July 2, 1993, the Plan began marketing in Philadelphia, Bucks, and Montgomery counties to enroll members. The first effective date of enrollment for the Plan was August 1, 1993. Since then, the Plan applied and received approval to market in Delaware and Chester counties. On January 27, 1999, the Plan was acquired by Health Risk Management, Inc.
(HRM) (See Note 12).

The Plan has a contract for Medicaid business with the Department of Public Welfare of the Commonwealth of Pennsylvania (DPW). Approximately 95%, 96% and 99% of the Plan's total premiums in 1998, 1997 and 1996, respectively, were from DPW contracts. The Plan receives capitation from the DPW based on certain demographic characteristics of each member. The Plan utilizes an independent professional association ("IPA") model to provide medical services to its members. The Plan pays capitation or negotiated fees for services provided by the physicians. The marketing of the commercial products was discontinued in 1998.

Comprehensive Income
In the year ended December 31, 1998, the Plan adopted Statement of Financial Accounting Standards No. 130, "Reporting of Comprehensive Income." The adoption had no impact on the net income (loss) or shareholder's equity (deficit) of the Plan.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes, the most significant of which relates to incurred but not reported claims included in medical claims payable. Actual results could differ from such estimates.

Revenue Recognition
Premium revenue is generally recognized ratably over the contract periods. Unearned premiums represent the portion of premiums received for which the Plan is not obligated to provide services until a future date.

Medical Claims Payable
Medical services expense includes the estimated ultimate net cost of all reported and unreported claims incurred during a year. The liability for medical claims payable is estimated primarily by the use of completion factors developed from historical lag patterns. Pennsylvania HRM, Inc. (PAHRM), a wholly-owned subsidiary of HRM, is responsible for all claims incurred for the Medicaid business after April 15, 1998, thus the medical claims payable has decreased significantly. (See Note 2). Although considerable variability is inherent in such estimates, management believes that the liability for medical services payable is adequate. The estimates are continually reviewed and adjusted as experience develops or new information becomes known. Such adjustments are included in current operations.

Medicaid Capitation
Medicaid capitation represents amounts paid to PAHRM for administration of Medicaid claims and accepting medical risk cost (See Note 2). It is recognized as an expense when it is due.

Reinsurance
Reinsurance premiums and benefits provided are accounted for on the basis consistent with that used in accounting for the original policy issued and the terms of the reinsurance contract.

Cash Equivalents
Short-term investments purchased within three months of their maturities are considered cash equivalents. The Plan invests in U.S. government securities and high rated money market funds. The carrying amount reported in the balance sheets for cash and cash equivalents, which is based on cost, approximates fair value.

Investments
The Company has determined that its fixed maturity investments might be sold prior to maturity to support its liquidity requirements. Accordingly, such investments have been classified as available-for-sale and carried at fair value, with unrealized gains and losses, net of deferred income taxes, reported as a separate component of shareholder's equity (deficit). The fair value of fixed maturity investments is based on quotations obtained from brokers for those or similar investments. Gains and losses on sales of investments are recorded as a component of net investment income using the specific identification method.

Furniture and Equipment
Furniture and equipment is reported at cost. Depreciation is provided over the estimated useful lives of the assets using straight-line methods. Estimated useful lives range from three to five years.

Income Taxes
Deferred tax assets and liabilities are determined based on differences between the financial reporting basis and the tax basis of the Plan's assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Statutory Surplus
Dividends to the Parent are limited to the Plan's surplus as determined in accordance with accounting practices prescribed or permitted by the Insurance Department of the Commonwealth of Pennsylvania. Statutory surplus was $2,322,971 and $2,395,714 as of December 31, 1998 and 1997, respectively. The Plan is required to maintain statutory surplus at an amount that is equal to the greater of $1,500,000 or 2% of prior year premiums.

2.  HEALTH PLAN MANAGEMENT SERVICES AGREEMENT

Effective April 16, 1998, the Plan entered into a five-year contract with PAHRM, whereby PAHRM provided health plan management services and assumed the medical risk cost for the Medicaid business. Under the agreement, PAHRM received 95.73% of the Medicaid premium which is included on the statement of operations as Medicaid capitation. As an incentive to enter into the agreement and in an effort to cover the Plan's costs, including the initial transition cost, HRM paid the Plan $1,640,934, which is reflected as a decrease in administrative expenses on the statement of operations.

3.  Investments
The amortized cost and fair value of available for sale fixed maturity investments consists of the following at December 31:

                                                                   1998
                                                         Gross            Gross
                                      Amortized        Unrealized       Unrealized          Fair
                                        Cost             Gains            Losses            Value
                                     -----------      -----------      -----------      -----------

U.S. Treasury securities             $ 5,346,932      $    36,279      $    60,589      $ 5,322,622
Corporate bonds                        3,033,280           31,030            --           3,064,310
                                     -----------      -----------      -----------      -----------
                                     $ 8,380,212      $    67,309      $    60,589      $ 8,386,932
                                     ===========      ===========      ===========      ===========



                                                                   1997
                                                          Gross            Gross
                                      Amortized        Unrealized       Unrealized         Fair
                                        Cost              Gains            Losses          Value
                                     -----------      -----------      -----------      -----------

U.S. Treasury securities             $14,589,033      $   214,441      $    26,084      $14,777,390
Corporate bonds                        4,039,627            8,967           17,799        4,030,795
Municipal tax-
   exempt bonds                        4,681,810           39,406            --           4,721,216
                                     -----------      -----------      -----------      -----------
                                     $23,310,470      $   262,814      $    43,883      $23,529,401
                                     ===========      ===========      ===========      ===========


All fixed maturity investments are due within five years as of December 31, 1998. Actual maturities may differ from contractual maturities because the borrowers may have the right to prepay such obligations without prepayment penalties.

Proceeds from sales of fixed maturity investments during 1998, 1997, and 1996 were $27,736,363, $13,143,159, and $6,171,698, respectively. Gross gains realized on those sales during 1998, 1997, and 1996 were $393,121, $31,136, and $77,359, respectively, and gross losses realized on those sales during 1998, 1997, and 1996 were $24,598, $28,872, and $45,872, respectively.

At December 31, 1998 and 1997, bonds with book value of $100,000 were on deposit with Commonwealth of Pennsylvania Insurance Department to satisfy regulatory requirements.

The net unrealized gain on fixed maturity investments included in shareholder's equity (deficit) consists of the following at December 31:

                                       1998            1997
                                    ---------       ---------
Gross unrealized gain on fixed
   maturity investments             $   6,720       $ 218,931
Adjustments for net deferred
   tax liability
                                       (2,352)        (76,626)
                                    ---------       ---------
Net unrealized gain on fixed
   maturity investments             $   4,368       $ 142,305
                                    =========       =========

4.  Reinsurance
The Plan has a reinsurance agreement to limit its medical expense exposure. Under the terms of this agreement (through April 15, 1998 for the Medicaid business) the Plan was reimbursed for 50% to 90% of the cost of each member's annual medical services, excluding prescription drugs, in excess of a $150,000 deductible, up to a lifetime limitation of $2,000,000 per member. The Plan remains obligated for amounts ceded in the event the reinsurer does not meet its obligations.

Reinsurance premiums charged to medical services in the statement of operations were $22,350, $5,630, and $311 in 1998, 1997, and 1996, respectively. There were no reinsurance recoveries in 1998, 1997, or 1996.

Effective with the April 16, 1998 management services agreement with PAHRM, the medical expense exposure for the Medicaid business was transferred to PAHRM for claims with dates of service after April 15, 1998.

5.  Federal Income Taxes
The Plan files a consolidated federal income tax return with its Parent. The Plan calculated its federal income tax expense in accordance with the Tax Sharing Agreement with its parent. At December 31, income tax expense (benefit) consists of:



                      1998             1997              1996
                   ----------      -----------       -----------

Current            $     --        $(2,597,000)      $   669,000
Deferred                 --            130,650           400,999
                   ----------      -----------       -----------
                   $     --        $(2,466,350)      $ 1,069,999
                   ==========      ===========       ===========


During the year ended December 31, 1998, $2,597,000 was received for the 1997 current income tax benefit from Parent. During the year ended December 31, 1996, the amount due Parent and affiliates was charged $669,000 for the Plan's 1996 current income tax calculated by Parent. No cash activity occurred in 1997 or 1996 related to income taxes.

The tax effects of temporary differences that give rise to significant portions of the net deferred tax liabilities are as follows at December 31:


                                                   1998              1997
                                               -----------       -----------
Deferred tax assets:
   Net operating loss carryforwards            $(6,164,332)      $(3,723,200)
   Other                                           (81,233)         (365,736)
                                               -----------       -----------
     Total gross deferred tax assets            (6,245,565)       (4,088,936)
   Valuation allowance                           6,158,065         4,001,786
                                               -----------       -----------
     Total deferred tax assets                     (87,500)          (87,150)
Deferred tax liabilities:
   Other                                            89,852           163,776
                                               -----------       -----------
     Net deferred tax liabilities              $     2,352       $    76,626
                                               ===========       ===========

The Plan has federal net operating loss carry forwards of approximately $10,600,000 and $6,600,000 which will be available to offset future taxable income and expire in the years 2012 and 2013, respectively.

The valuation allowances as of December 31, 1998 and 1997 have been recorded in that the Plan may not be able to realize full benefit of the deferred tax asset.

6.  Surplus Note
In 1997, the Plan issued a surplus note to its Parent in return for $5,000,000 in cash. The note is reported as a liability under Generally Accepted Accounting Principles rather than as surplus for statutory accounting purposes. The note has an interest rate of 8.5% per annum. Principal and interest on the note is payable only upon the Plan's receipt of prior approval from the Insurance Commissioner of the Commonwealth of Pennsylvania. The note is redeemable within five years form the date of issuance. No interest has been paid or accrued on the surplus note as of December 31, 1998.

7.  Contingencies
The Plan is involved in legal actions in the normal course of business, some of which seek monetary damages, including claims for punitive damages which are not covered by insurance. The Plan believes any ultimate liability associated with these actions would not have a material adverse effect on the Plan's financial position or results of operations.

The plan is subject to certain regulatory restrictions on its ability to make dividend payments, loans or other transfers of cash to its Parent. Such restrictions, unless amended or waived, limit the use of any cash generated by the operations of the Plan to pay obligations to the Parent.


8.   Parent Company Support
During 1998 the Parent contributed $9,860,000 to the Plan in order for the Plan to meet its statutory surplus and net worth requirements.

During 1997, the Parent also received a surplus note from the Plan in the principal sum of $5,000,000 with an interest rate of 8.5% per annum. In addition, the Parent committed additional cash and investments to the Plan of $7,500,000, which is classified as capital infusion receivable and additional paid in capital in the balance sheet at December 31, 1997. On February 6, 1998, the Plan received the capital infusion receivable from the Parent.

9.   Concentrations of Credit Risk
Concentrations of credit risk with respect to premiums receivable are limited due to the large number of employer groups comprising the Plan's commercial product customer base. As of December 31, 1998, the Plan had no significant concentrations of credit risk. Financial instruments which potentially subject the Plan to concentrations of such credit risk consist primarily of obligations of certain state government entities, the United States government and high grade corporate bonds and notes at December 31, 1998. These obligations are managed by professional investment managers within the guidelines established by the Board of Directors, which, as a matter of policy, limit the amounts which may be invested in any one issuer and prescribe certain minimum invested company criteria. At December 31, 1998, four bonds represented 70% of total bonds outstanding.

10.  Transactions with Related Parties
In consideration for services provided in 1998, 1997 and 1996, the Plan incurred management fees from the Parent of approximately $10,600,000, $20,300,000 and $17,400,000, respectively. Management fees are calculated as a percentage of the Plan's gross margin, subject to a minimum amount calculated as 17% of the Plan's premium revenues, and a maximum amount of 25% of the Plan's premium revenues. The Plan has no employees. Operating expenses allocated through the management fee arrangement may be greater or less than the expenses that would be incurred if the Plan was operating on a separate company basis.

Certain members of the Board of Directors of the Plan are also members of the Boards of Directors of the Parent, Oxford Health Plans (NY), Inc., and its wholly-owned subsidiary Oxford Health Insurance, Inc., ("Oxford-NY"), Oxford Health Plans (NJ), Inc. ("Oxford-NJ"), Oxford Health Plans (NH), Inc. ("Oxford-NH"), Oxford Health Plans (CT), Inc. ("Oxford-CT"), Oxford Health Plans
(FL), Inc. ("Oxford-FL"), and Oxford Health Plans (IL), Inc. ("Oxford-IL"), affiliated entities. The Plan, Oxford-NY, Oxford-NJ, Oxford-NH, Oxford-CT, Oxford-FL, and Oxford-IL participate in a centralized cash arrangement, in which all cash receipts and disbursement are coordinated through Oxford.

Monthly transactions between the Parent, the Plan and other affiliates, result in either a net receivable from parent and affiliates or payable to Parent and affiliates.

11.  Government Programs
The Plan offers health care coverage to Medicaid eligible individuals under a risk contract with the Commonwealth of Pennsylvania. Under the contract, the Plan receives fixed monthly premiums per member. Through April 15, 1998, the Plan bore the risk that the actual costs of health care services may exceed the per member per month capitation amount received (See Note 2).

12.  Subsequent Event
On January 27, 1999, HRM acquired 100% of the Plan for a purchase price of $10,400,000 less an adjustment of $812,500 for accounts receivable and commercial product allocations. The remaining net purchase price was settled by cash payments of $7,087,500 and the Parent retaining $2,500,000 of the $5,000,000 surplus note. Effective January 1, 1999, the Tax Sharing Agreement and all other agreements with the Plan and affiliates were terminated. The net operating losses incurred prior to the purchase by HRM can be utilized against future income as permitted by the Internal Revenue Code.

13.  Year 2000 (Unaudited)
As discussed in Note 8 above, the Plan is dependent upon its Parent for operational and financial support. This would include computer systems that could be affected by the "Year 2000" problem. With the January 27, 1999 purchase of the Plan by HRM, the Plan's dependency for operational and financial support will transfer to its new parent, HRM.

The Plan is reliant on technology to deliver its managed healthcare services. If a computer system or software application used by the Plan or a third party dealing with the Plan fails because of the inability of the system or application to properly read the year "2000," the results could conceivably have a material adverse effect on the Plan.

HRM's management has implemented and continues to monitor its Year 2000 Project to prepare its computer systems, applications, facilities, and external relationships for the Year 2000. Utilizing a national consulting firm, HRM has completed a systematic survey of its hardware, software and facilities. A strategy for achieving compliance for each system component has been identified and initial size estimates for the scope of each system component has been prepared. Costs of HRM's Year 2000 Project through June 30, 1999, are estimated at approximately $1.4 million of which approximately $.9 million has been incurred through December 31, 1998. The cost of the Year 2000 Project will be expensed as incurred.

HRM has targeted its year 2000 efforts to address the critical systems that support and interface with its clients and vendors. HRM continues to request information from critical vendors regarding their state of readiness. HRM was scheduled to have completed Year 2000 testing on its claim system in the Fall of 1998, but this Project component has been extended to the beginning of HRM's fourth quarter, which commences April 1, 1999. The remediation of HRM's care management system is scheduled to be completed near the end of HRM's fourth quarter. These tasks are not expected to be significant.

HRM's Year 2000 Project plans are subject to change are necessarily dependent upon management business decisions and other factors, both internal and external, and HRM is making adjustments to its Year 2000 Project as it deems necessary. The information contained in this statement is based on HRM's managements' best estimates. However, there can be no guarantee that these estimates will be achieved, and the results could differ materially from those anticipated based on factors such as: Year 2000 readiness of HRM's business partners, including key vendors, customers, and customers' key vendors; the availability and cost of personnel trained in this area; the ability to identify relevant computer codes; and the impact on HRM's external relationships. The possible consequences of HRM or its business partners not being fully Year 2000 compliant include temporary disruption of the delivery of services. HRM will be using contingency plans already in place and will be developing additional and/or supplemental contingency plans where necessary in an effort to be prepared should a year 2000 issue arise.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined balance sheet is based upon the consolidated financial statements of Health Risk Management, Inc. (HRM) and the financial statements of Oxford Health Plans (PA), Inc. (Oxford) combined and adjusted to give effect to the Oxford purchase as of December 31, 1998.

The following unaudited pro forma combined statement of operations for the year ended June 30, 1998 is based on HRM's audited consolidated statement of operations for the year ended June 30, 1998 contained in HRM's Form 10-K as filed with the SEC on September 29, 1998, incorporated by reference, and the results of operations of Oxford for the periods July 1, 1997 to June 30, 1998 as prepared from the December 31 year-end statements of operations for Oxford as included elsewhere in this filing assuming that the acquisition had been completed as of July 1, 1997.

The following unaudited pro forma combined statement of operations for the six month period ended December 31, 1998 is based on HRM's unaudited statement of operations for the six month period then ended contained in HRM's Form 10-Q for the quarter ended December 31, 1998 as filed with the SEC on February 15, 1999, incorporated by reference, and the results of operations of Oxford for the six month period ended December 31, 1998 as prepared from the year ended December 31, 1998 statement of operations for Oxford as included elsewhere in this filing assuming that the acquisition had been completed as of July 1, 1997.

These unaudited pro forma combined financial statements should be read in conjunction with HRM's audited consolidated financial statements, including the notes thereto, which are incorporated by reference in this filing, and in conjunction with Oxford's audited financial statements , including the notes thereto which are included elsewhere in this filing. See "Incorporation of Certain Documents by Reference."

The unaudited pro forma combined financial statements are not necessarily indicative of the results of operations or financial position of the combined company that would have occurred had the acquisition of Oxford occurred at the beginning of each period presented or on the date indicated, nor are the necessarily indicative of future operating results or financial position.

The unaudited pro forma adjustments are described in the notes to the unaudited pro forma combined financial statements.

                          HEALTH RISK MANAGEMENT, INC.
                        PRO FORMA COMBINED BALANCE SHEET
                                DECEMBER 31, 1998
                                   (UNAUDITED)
                        (in thousands, except share data)

                                                                                             Pro Forma         Pro Forma
                                                             HRM           Oxford PA         Adjustments       Combined
                                                          ----------------------------------------------      ------------
Current Assets:
Cash and cash equivalents                                 $  6,736          $    125          $  4,000 (1)      $ 10,861
Cash and cash equivalents                                                                       (6,387)(2)        (6,387)
Accounts receivable                                         16,705             5,252                              21,957
Deferred income taxes                                          900              --                                   900
Other                                                        1,542               786            (1,067)(2)         1,261
                                                          --------------------------------------------          --------
   Total current assets                                     25,883             6,163            (3,454)           28,592

Long term investments available for sale                      --               8,286                               8,286
Computer software costs, less amortization                  26,175                                                26,175
Property and equipment, less amortization                   12,092             1,008                              13,100
Investment in subsidiary                                                                         7,999 (2)         7,999
Investment in subsidiary                                                                        (7,999)(3)        (7,999)
Deferred income taxes                                                                            1,750 (3)         1,750
Goodwill                                                                                         1,337 (3)         1,337
Other assets                                                 4,994               100                               5,094
                                                          --------------------------------------------          --------
                                                          $ 69,144          $ 15,557          $   (367)         $ 84,334
                                                          ============================================          ========

Current Liabilities:
Accounts payable                                          $  2,176                                                 2,176
Medical services payable                                    17,694             7,701                              25,395
Accrued expenses                                             2,337               440               545 (2)         3,322
Unearned revenues                                            2,250                                                 2,250
Current maturities of notes payable                          6,146                               1,719 (1)         7,865
Current portion of capitalized equipment leases                378                                                   378
                                                          --------------------------------------------          --------
  Total current liabilities                                 30,981             8,141             2,264            41,386

Deferred income taxes                                        3,035                                                 3,035
Long-term portion of notes payable                           1,860                               2,281 (1)         4,141
Long-term portion of capitalized equipment leases              631                                                   631
Surplus note payable                                                           5,000            (2,500)(3)         2,500
Commitments
Shareholders equity:
  Undesignated shares, $.01 par value, 9,700,000
    authorized, none issued
  Series A preferred shares, $.01 par value, 300,000
    authorized, none issued
  Common shares, $.01 par value, 20,000,000 shares
    authorized, 4,583,694 issued and outstanding                46                 1                (1)(3)            46
   Additional paid-in capital                               31,914            24,184           (19,186)(3)        36,912
                                                                                                (4,998)(3)        (4,998)
   Retained earnings                                           677           (21,773)           21,773 (3)           677
   Unrealized appreciation on investments, net                --                   4                                   4
                                                          --------------------------------------------          --------
  Total shareholders' equity                                32,637             2,416            (2,412)           32,641
                                                          --------------------------------------------          --------
                                                          $ 69,144          $ 15,557          $   (367)         $ 84,334
                                                          ============================================          ========


See notes to unaudited pro forma combined balance sheet.

Notes to Unaudited Pro Forma Combined Balance Sheet

(1) To record a draw on the Company's revolving line of credit to partially fund the acquistion.
(2)  To record investment in Oxford PA.
(3) To eliminate the Company's investment in Oxford PA. and recognize related goodwill and deferred tax assets related to net operating loss carryforwards.

                          HEALTH RISK MANAGEMENT, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 30, 1998
                                   (UNAUDITED)
                        (in thousands, except share data)

                                                                                    Pro Forma          Pro Forma
                                                    HRM (6)         Oxford PA      Adjustments         Combined
                                                ----------------------------------------------       -------------

Revenues:
Premiums Gross                                   $ 27,457       $ 135,123       $ (26,285) (1)           $ 135,123
                                                                                   (1,172) (2)
Management service fees                            63,395               -                                   63,395
Qualityfirst software systems                       3,648                                                    3,648
Investment income                                     337           1,809            (142) (5)               2,004
                                                ------------------------------------------           -------------
   Total revenues                                  94,837         136,932         (27,599)                 204,170

Operating exenses:
Medical Costs                                      23,625         109,986                                  133,611
Medicaid capitation                                                26,285         (26,285) (1)                   -
Cost of services including depreciation            56,450                          (1,172) (2)              55,278
Selling, marketing and administration              12,077          20,634             134  (3)              32,845
Interest expense                                      489                             330  (4)                 819

                                                ------------------------------------------           -------------
  Total operating expenses                         92,641         156,905         (26,993)                 222,553

Income before income taxes and cumulative
  effect of accounting change                       2,196         (19,973)           (606)                 (18,383)
Income taxes (benefit)                                868               -            (853) (7)                  15
                                                ------------------------------------------           -------------
Income before cumulative effect of accounting
  change                                            1,328         (19,973)            247                  (18,398)
Cumulative effect of accounting change, net of
  income tax benefit of $1,342                     (2,371)                                                  (2,371)
                                                ------------------------------------------           -------------

Net income (loss)                                $ (1,043)      $ (19,973)         $  247                $ (20,769)
                                                ===================================================================

Basic earnings per share:
  Income (loss) before cumulative effect of
     accounting change                           $   0.29                                                $   (4.07)
  Cumulative effect of accounting change            (0.52)                                                   (0.52)
                                                ----------                                               ---------
  Net income (loss)                              $  (0.23)                                               $   (4.59)
                                                ==========                                               =========
Diluted earnings per share:
  Income (loss) before cumulative effect of
     accounting change                           $   0.28                                                $   (4.07)
  Cumulative effect of accounting change         $  (0.51)                                               $   (0.52)
                                                ----------                                               ---------
  Net income (loss)                              $  (0.22)                                               $   (4.59)
                                                ==========                                               =========

Weighted average number of share outstanding:
  Basic                                             4,524                                                    4,524
                                                ==========                                               =========
  Diluted                                           4,663                                                    4,524 (8)
                                                ==========                                               =========

See notes to unaudited pro forma combined statements of operations.

                          HEALTH RISK MANAGEMENT, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                       SIX MONTHS ENDED DECEMBER 31, 1998
                                   (UNAUDITED)
                        (in thousands, except share data)

                                                                                    Pro Forma             Pro Forma
                                                    HRM (6)         Oxford PA      Adjustments            Combined
                                                -------------------------------------------------    ---------------------

Revenues:
Premiums Gross                                          $ 67,176        $ 71,112       $ (64,308) (1)       $ 71,112
                                                                                          (2,868) (2)
Management service fees                                   24,341               -                              24,341
Qualityfirst software systems                              2,033                                               2,033
Investment income                                            417             651             (71) (5)            997
                                                -------------------------------------------------          ----------
   Total revenues                                         93,967          71,763         (67,247)             98,483

Operating exenses:
Medical Costs                                             58,194           5,454                              63,648
Medicaid capitation                                                       64,308         (64,308) (1)              -
Cost of services including depreciation                   28,710                          (2,868) (2)         25,842
Selling, marketing and administration                      7,408           1,731              67  (3)          9,206
Interest expense                                             374                             165  (4)            539
Oxford transition costs                                    1,350               -               -               1,350

                                                -------------------------------------------------          ----------
  Total operating expenses                                96,036          71,493         (66,944)            100,585


Income (loss) before income taxes                         (2,069)            270            (303)             (2,102)
Income taxes (benefit)                                      (735)             95             (95) (7)           (735)
                                                -------------------------------------------------          ----------

Net income (loss)                                       $ (1,334)          $ 175          $ (208)           $ (1,367)
                                                =================================================          ==========


Basic earnings per share                                $  (0.29)                                           $  (0.30)
                                                =================                                           =========
Diluted earnings per share                              $  (0.29)                                           $  (0.30)
                                                =================                                           =========

Weighted average number of share outstanding:
  Basic                                                    4,599                                               4,599
                                                =================                                           =========
  Diluted                                                  4,599 (8)                                               4,599 (8)
                                                =================                                           =========

See notes to unaudited pro forma combined statement of operations.

Notes to Unaudited Pro Forma Combined Statements of Operations

(1) To eliminate premiums ceded to HRM by Oxford PA under terms of the April 15, 1998 Management Services Agreement.
(2) To eliminate 4.27% marketing fee paid by HRM to Oxford PA under terms of the April 15, 1998 Management Services Agreement.
(3)  To record pro forma amortization of goodwill over a 10 year period.
(4) To record estimated interest expense related to borrowing on the purchase of $4,000,000 at an interest rate of 8.25%.
(5) To record estimated investment income forgone related to funding of the purchase from operations of $3,087,500 at a yield rate of 4.60%.
(6) Certain items in the financial statements for the six months ended December 31, 1998 have been reclassified to reflect the post acquisition reporting format.
(7)  To record tax benefit, including Oxford PA losses, where applicable.
(8)  Dilutive securities have been excluded because they are anti-dilutive.

         (c)      Exhibits:

                  See Exhibit Index on page following Signatures.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         HEALTH RISK MANAGEMENT, INC.


Date:  April 15, 1999                    By       /s/ Thomas P. Clark
                                                 Thomas P. Clark
                                                 Senior Vice President, Finance
                                                 and Chief Financial Officer




                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                  EXHIBIT INDEX

                                       to

                               FORM 8-K/A (No. 1)


                          HEALTH RISK MANAGEMENT, INC.




Exhibit    Exhibit Description
Number

2.1 Stock Purchase Agreement dated as of October 14, 1998 between Health Risk Management, Inc. and Oxford Health Plans, Inc. (Previously Filed)

2.2 Closing Agreement dated as of January 27, 1999 between Health Risk Management, Inc. and Oxford Health Plans, Inc. (Previously Filed)

23       Consent of Independent Auditors